EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (No. 33-38737, No. 33-73044, No. 33-58037, No. 333-33433, and No. 333-34549) and in the Registration Statement on Form S-4 (No. 33-65229) of Bell Industries, Inc. of our report dated April 7, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Los Angeles, California
April 17, 2006